Exhibit 99.1

NEWS - FOR IMMEDIATE RELEASE	NYSE American: GORO
November 6, 2023

GOLD RESOURCE CORPORATION REPORTS THIRD QUARTER OPERATIONAL

RESULTS AND ANNOUNCES THE INITIATION OF A REVIEW

TO EVALUATE STRATEGIC ALTERNATIVES

Denver, Colorado – November 6, 2023 – Gold Resource Corporation (NYSE American: GORO) (the “Company”) is pleased to announce its year-to-date and quarterly operational results from its Don David Gold Mine (DDGM) near Oaxaca, Mexico, and a corporate update on its other activities.

Year-to-Date Highlights Include:

●	Produced and sold 14,777 ounces of gold and 777,977 ounces of silver
●	Produced and sold 8,772 tonnes of zinc, 904 tonnes of copper, and 3,681 tonnes of lead
●	Total cash cost after co-product credits for the quarter was $1,839 per gold equivalent ounce
●	Cash balance of $6.7 million with no debt and working capital of $13.8 million at September 30, 2023
●	Completed Back Forty Optimization Study that indicates after-Tax: a $214 million NPV6% with a 25.7% IRR and a 2.5 year payback

“Our quarterly operational results to date continue to remain in line with our 2023 mine plan and guidance even though our financial results continue to be lower than planned,” stated Allen Palmiere, President and CEO for the Company. “Factors that are out of our control continue to affect our bottom line, including a strengthening Mexican Peso to the US dollar, increased local power costs, and lower metal prices for our co-product metals of copper, lead, and zinc. We continue to identify and implement opportunities for cost reductions and other operational efficiencies to offset these factors. Our exploration drilling program at DDGM continues to yield encouraging drill results from our underground exploration program with the goal of increasing the average grade of our 2024 mine plan and life of mine resources. Earlier in 2023, we filed our inaugural Environmental, Social, and Governance report, and we are seeing very positive reception from the local communities and government. We were also very successful this quarter in completing the optimization work around the Back Forty project and filing an S-K 1300 that resulted in a more robust project with an improved project valuation and increased economic returns, while reducing environment impacts.”

Review of Strategic Alternatives

Notwithstanding the technical successes noted above, in light of the continued challenges facing the Company, the Company’s Board of Directors has decided to initiate a formal review process, with the assistance of outside financial and legal advisors, to evaluate strategic alternatives for the Company. The comprehensive process will begin immediately and will evaluate a broad range of options to maximize shareholder value, including a potential sale of the Company. The Company has engaged Cormark Securities Inc. as financial advisor to assist in its review of strategic alternatives. Davis Graham & Stubbs LLP has been appointed as legal advisor in connection with the review process.

There is no deadline or definitive timetable for the completion of the strategic alternatives review process, and there can be no assurance regarding the results or outcome of this review. The Company does not intend to comment further on this strategic review process until it has been completed or the Company determines that a disclosure is required by law or otherwise deemed appropriate.

Third Quarter Operational Results

Don David Gold Mine

●	No lost time incidents during the quarter. Our year-to-date Lost Time Injury Frequency Rate safety record is 0.11 as compared to the Mexican average of 0.89 (in US equivalent). Safety at Gold Resource Corporation is paramount. Even with a good track record at the DDGM, the Company continues to strive each quarter for improved measures, awareness, and training.
●	The DDGM diamond drilling program continued as planned during the third quarter, using five drill rigs with encouraging results. Drilling continued to advance on two fronts: (1) Infill drilling designed to upgrade Inferred resources to the Indicated category; and (2) Expansion drilling with the objective of identifying additional Inferred resources via step-out drilling. The drilling during the third quarter was successful in testing the northern extensions of the Splay 31 and Marena North veins of the Arista system, as well as in expanding the Three Sisters and Gloria vein systems to the northwest and down-dip (Switchback system).

Back Forty Project

●	Optimization work related to the metallurgy and the economic model for the Back Forty Project in Michigan, USA, was completed, and the Company released the Technical Report Summary (S-K 1300) for the Back Forty Project as Exhibit 96.1 to Form 8-K filed on October 26, 2023. Results of the work indicate a more robust economic project with no planned impacts to wetlands that is more protective of the environment, which should facilitate a successful mine permitting process.

Financial

●	Total cash cost after co-product credits for the quarter was $1,839 per gold equivalent (“AuEq”) ounce, and total all-in sustaining cost (“AISC”) after co-product credits for the quarter was $2,669 per AuEq ounce. The year-to-date total cash cost after co-product credits of $1,210 and total AISC after co-product credits of $1,852 are no longer within the guidance due to the strengthening of the peso and lower zinc prices. (See Item 2—Management’s Discussion and Analysis of Financial Condition and Results of Operations – Non-GAAP Measures below for a reconciliation of non-GAAP measures to applicable GAAP measures).

2023 Capital and Exploration Investment Summary

		For the nine months ended September 30, 2023	2023 full year guidance
		(in thousands)
Sustaining Investments:
Underground Development	Capital	$3,464
Infill Drilling	Capitalized Exploration	3,315
Other Sustaining Capital	Capital	1,485
Surface and Underground Exploration Development & Other	Capitalized Exploration	1,131
Subtotal of Sustaining Investments:		9,395	$9 - 11 million
Growth Investments:
DDGM growth:
Surface Exploration / Other	Exploration	2,058
Underground Exploration Drilling	Exploration	1,916
Underground Exploration Development	Capitalized Exploration	356
Back Forty growth:
Back Forty Project Optimization & Permitting	Exploration	1,265
Subtotal of Growth Investments:		5,595	$6 - 7 million
Total Capital and Exploration:		$14,990	$15 - 18 million

Trending Highlights

	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Operating Data
Total tonnes milled	136,844	129,099	110,682	116,616	117,781	113,510	116,626
Average Grade					-
Gold (g/t)	3.00	2.63	1.98	2.51	2.33	1.59	1.52
Silver (g/t)	81	64	80	109	94	86	73
Copper (%)	0.41	0.32	0.37	0.45	0.37	0.37	0.32
Lead (%)	1.97	1.99	1.59	1.58	1.73	1.64	1.29
Zinc (%)	4.89	4.00	4.21	4.27	3.88	3.72	3.24
Metal production (before payable metal deductions)
Gold (ozs.)	11,187	9,317	5,851	7,767	7,171	4,637	4,443
Silver (ozs.)	332,292	249,088	261,256	370,768	322,676	289,816	247,159
Copper (tonnes)	431	303	296	406	336	334	276
Lead (tonnes)	2,073	2,020	1,249	1,323	1,559	1,389	1,048
Zinc (tonnes)	5,562	4,282	3,901	4,198	3,837	3,569	3,223
Metal produced and sold
Gold (ozs.)	8,381	8,746	5,478	7,514	6,508	4,287	3,982
Silver (ozs.)	265,407	231,622	225,012	335,168	294,815	274,257	208,905
Copper (tonnes)	408	286	282	372	332	327	245
Lead (tonnes)	1,639	1,755	1,056	941	1,417	1,317	947
Zinc (tonnes)	4,359	3,590	2,943	3,265	3,060	3,141	2,571
Average metal prices realized
Gold ($ per oz.)	$ 1,898	$ 1,874	$ 1,627	$ 1,734	$ 1,915	$ 2,010	$ 1,934
Silver ($ per oz.)	$ 23.94	$ 22.05	$ 18.54	$ 21.25	$ 23.04	$ 24.93	$ 23.61
Copper ($ per tonne)	$ 10,144	$ 9,275	$ 7,115	$ 8,221	$ 9,172	$ 8,397	$ 8,185
Lead ($ per tonne)	$ 2,347	$ 2,168	$ 1,882	$ 1,954	$ 2,158	$ 2,153	$ 2,196
Zinc ($ per tonne)	$ 3,842	$ 4,338	$ 3,186	$ 2,577	$ 3,195	$ 2,485	$ 2,195
Gold equivalent ounces sold
Gold Ounces	8,381	8,746	5,478	7,514	6,508	4,287	3,982
Gold Equivalent Ounces from Silver	3,348	2,729	2,564	4,107	3,547	3,402	2,550
Total AuEq oz	11,729	11,475	8,042	11,621	10,055	7,689	6,532
Financial Data
Total sales, net (in thousands)	$ 45,417	$ 37,064	$ 23,869	$ 32,374	$ 31,228	$ 24,807	$ 20,552
Production Costs (in thousands)	$ 20,074	$ 21,722	$ 19,380	$ 19,773	$ 19,850	$ 20,302	$ 18,957
Production Costs/Tonnes Milled	$ 147	$ 168	$ 175	$ 170	$ 169	$ 179	$ 163
Operating Cash Flows (in thousands)	$ 4,230	$ 7,976	($ 4,292)	$ 6,243	$ 1,024	($ 551)	($ 7,475)
Net income (loss) (in thousands)	$ 4,019	$ 2,673	($ 9,730)	($ 3,283)	($ 1,035)	($ 4,584)	($ 7,341)
Earnings (loss) per share - basic	$ 0.05	$0.03	($ 0.11)	($ 0.04)	($ 0.01)	($ 0.05)	($ 0.08)

Trending Highlights of Non-GAAP Measures

	2022				2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

	(in thousands, except per oz)
Gold equivalent ounces sold (oz)	11,729	11,475	8,042	11,621	10,055	7,689	6,532
Total production costs (1)	$ 20,074	$ 21,722	$ 19,380	$ 19,773	$ 19,850	$ 20,302	$ 18,957
Treatment and refining charges (2)	2,748	3,137	2,860	3,327	3,184	3,328	2,788
Co-product credits (3)	(24,732)	(22,027)	(13,369)	(13,314)	(15,881)	(13,384)	(9,733)
Total cash cost after co-product credits	($ 1,910)	$ 2,832	$ 8,871	$ 9,786	$ 7,153	$ 10,246	$ 12,012
Total cash cost after co-product credits per AuEq oz sold	($ 163)	$ 247	$ 1,103	$ 842	$ 711	$ 1,333	$ 1,839
Sustaining - capitalized expenditure (4)	$ 4,596	$ 4,028	$ 3,605	$ 4,110	$ 2,588	$ 2,187	$ 3,489
Sustaining - Exploration Expenditure (4)	-	-	-	-	548	531	52
Reclamation and remediation (5)	62	61	58	620	195	200	216
Subtotal of DDGM sustaining costs	$ 4,658	$ 4,089	$ 3,663	$ 4,730	$ 3,331	$ 2,918	$ 3,757
DDGM all-in sustaining cost after co-product credits per AuEq oz sold	$ 234	$ 603	$ 1,559	$ 1,249	$ 1,043	$ 1,712	$ 2,414
Sustaining - general and administrative, including stock-based compensation expenses (6)	$ 2,673	$ 2,313	$ 2,249	$ 2,768	$ 1,790	$ 2,137	$ 1,662
Consolidated all-in sustaining cost after co-product credits	$ 5,421	$ 9,234	$ 14,783	$ 17,284	$ 12,274	$ 15,301	$ 17,431
Total consolidated all-in sustaining cost after co-product credits per AuEq oz sold	$ 462	$ 805	$ 1,838	$ 1,487	$ 1,221	$ 1,990	$ 2,669
Non-sustaining cost- capital expenditure (4)	$ 1,353	$ 541	$ -	$ -	$ -	$ 147	$ 209
Non-sustaining cost- exploration expenditure (1)	2,305	2,837	4,973	2,934	1,839	1,440	1,960
Subtotal of non-sustaining costs	$ 3,658	$ 3,378	$ 4,973	$ 2,934	$ 1,839	$ 1,587	$ 2,169
Total all-in cost after co-product credits	$ 9,079	$ 12,612	$ 19,756	$ 20,218	$ 14,113	$ 16,888	$ 19,600
Total all-in cost after co-product credits per AuEq oz sold	$ 774	$ 1,099	$ 2,457	$ 1,740	$ 1,404	$ 2,196	$ 3,001

(1)	Refer to Production costs in the current and previously filed Item 1—Condensed Consolidated Interim Financial Statements and Notes (unaudited) in Condensed Consolidated Interim Statements of Operations.
(2)	Refer to Treatment and refining charges in the current and previously filed Item 1—Condensed Consolidated Interim Financial Statements and Notes (unaudited): Note 3 – Revenue.
(3)	Refer to Realized/Unrealized Derivatives for copper, zinc, and lead in the current and previously filed Item 1—Condensed Consolidated Interim Financial Statements and Notes (unaudited): Note 20 – Fair Value Measurement. Note that Co-product credits for the prior year (2022) comparable numbers were adjusted to include realized embedded derivatives only for co-products (which better represents the cash cost after co-product credits because it now excludes unrealized gains or losses) and align with the current year presentation.
(4)	Refer to Capital expenditures in the current and previously filed Item 1—Condensed Consolidated Interim Financial Statements and Notes (unaudited): Condensed Consolidated Interim Statements of Cash Flows.
(5)	Refer to Reclamation and remediation in the current and previously filed Item 1—Condensed Consolidated Interim Financial Statements and Notes (unaudited): Condensed Consolidated Interim Statements of Operations. Note that the prior year’s (2022) comparable numbers were adjusted to include Reclamation and remediation (which better represents the all-in sustaining cost after co-product credits because Reclamation and remediation are part of normal operating activities) and to align with the current year’s presentation.
(6)	Refer to General and administrative expenses and Stock-based compensation in the current and previously filed Item 1—Condensed Consolidated Interim Financial Statements and Notes (unaudited): Condensed Consolidated Interim Statements of Operations.

About GRC:

Gold Resource Corporation is a gold and silver producer, developer, and explorer with its operations centered on the Don David Gold Mine in Oaxaca, Mexico. Under the direction of an experienced board and senior leadership team, the Company’s focus is to unlock the significant upside potential of its existing infrastructure and large land position surrounding the mine in Oaxaca, Mexico, and to develop the Back Forty Project in Michigan, USA. For more information, please visit GRC’s website, located at www.goldresourcecorp.com, and read the Company’s Form 10-K for an understanding of the risk factors associated with its business.

Q3 2023 Conference Call

The Company will host a conference call on Friday, November 7, 2023 at 12:00 p.m. Eastern Time.

The conference call will be recorded and posted to the Company’s website later in the day following the conclusion of the call. Following prepared remarks, Allen Palmiere, President and Chief Executive Officer, Alberto Reyes, Chief Operating Officer, and Chet Holyoak, Chief Financial Officer, will host a live question and answer (Q&A) session. There are two ways to join the conference call.

To join the conference via webcast, please click on the following link:

https://viavid.webcasts.com/starthere.jsp?ei=1637564&tp_key=c391b292bd

To join the call via telephone, please use the following dial-in details:

Participant Toll Free: +1 (888) 886-7786

International: +1 (416) 764-8658

Conference ID: 67122083

Please connect to the conference call at least 10 minutes prior to the start time using one of the connection options listed above.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify forward-looking statements by the following words: "may," "might," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "seek," "believe," "estimate," "predict," "potential," "continue," "contemplate," "possible," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.  They are not historical facts, nor are they guarantees of future performance. Any express or implied statements contained in this announcement that are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation, statements regarding the timing and scope of a process to explore strategic alternatives for the Company, including a potential sale of the Company.  It is possible that the Company’s actual results, financial condition, and developments may differ, possibly materially, from the anticipated results, developments, and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.  These forward-looking statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation: whether the objectives of the strategic alternative review process will be achieved; the terms, structure, benefits and costs of any strategic transaction; the timing of any transaction and whether any transaction will be consummated at all; the risk that the strategic alternatives review and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with suppliers, employees, shareholders, and other business relationships, and on its operating results and business generally; the risk the strategic alternatives review could divert the attention and time of the Company’s management; the risk of any unexpected costs or expenses resulting from the review; the risk of any litigation relating to the review; and the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual report on Form 10-K for the year ended December 31, 2022 and those described from time to time in our future reports filed with the Securities and Exchange Commission.

For further information, please contact:

Chet Holyoak

Chief Financial Officer

Chet.holyoak@grc-usa.com

www.GoldResourceCorp.com